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Exhibit 23.4

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

        As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about August 24, 2004, of information from our report dated January 29, 2004 entitled "Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Domestic Oil and Gas Properties and to the Interests of Warrior Gas Company in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas Effective December 31, 2003, for Disclosure to the Securities and Exchange Commission, Williamson Project 3.8972". We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ Williamson Petroleum Consultants, Inc.

Midland, Texas
August 24, 2004

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  Exhibit 23.4
CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.